SCHEDULE A

To the Distribution Agreement

CARILLON SERIES TRUST1

Each class of a Series shall pay the Distributor the following fee rate pursuant to Section 5 of the Distribution Agreement.

Percentage of Daily Net Assets

ClariVest Capital Appreciation Fund, Eagle Growth & Income Fund
Class A	0.50%[2]
Class C	1.00%
Class I	0.00%
Class Y	0.25%
Class R-3	0.50%
Class R-5	0.00%
Class R-6	0.00%
Class RJ RETIREMENT	0.00%
ClariVest International Stock Fund, Eagle Mid Cap Growth Fund, Eagle Small Cap Growth Fund, Reams Core Bond Fund, Reams Core Plus Bond Fund, Scout Mid Cap Fund, Scout Small Cap Fund, Reams Unconstrained Bond Fund
Class A	0.35%[3]
Class C	1.00%
Class I	0.00%
Class Y	0.25%
Class R-3	0.50%
Class R-5	0.00%
Class R-6	0.00%
Class RJ RETIREMENT	0.00%
Chartwell Income Fund, Chartwell Mid Cap Value Fund, Chartwell Small Cap Growth Fund, Chartwell Small Cap Value Fund, Chartwell Short Duration Bond Fund, Chartwell Short Duration High Yield Fund
Class Chartwell	0.00%

1 The Trust is comprised of the following series: Carillon Chartwell Income Fund, Carillon Chartwell Mid Cap Value Fund, Carillon Chartwell Small Cap Growth Fund, Carillon Chartwell Small Cap Value Fund, Carillon Chartwell Short Duration Bond Fund, Carillon Chartwell Short Duration High Yield Fund, Carillon ClariVest Capital Appreciation Fund, Carillon Eagle Growth & Income Fund, Carillon ClariVest International Stock Fund, Carillon Eagle Mid Cap Growth Fund, Carillon Eagle Small Cap Growth Fund, Carillon Reams Core Bond Fund, Carillon Reams Core Plus Bond Fund, Carillon Scout Mid Cap Fund, Carillon Scout Small Cap Fund and Carillon Reams Unconstrained Bond Fund.

2 Under the fund’s distribution plan, the fund is authorized to pay a maximum distribution and service fee of 0.50% of average daily assets on Class A shares. The fund’s Board of Trustees has approved a current fee of 0.25% on Class A shares.

3 Under each fund’s distribution plan, the fund is authorized to pay a maximum distribution and service fee of 0.35% of average daily assets on Class A shares. The fund’s Board of Trustees has approved a current fee of 0.25% on Class A shares.

Date: July 15, 2022